UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAMDEN NATIONAL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SUPPLEMENT TO THE NOTICE AND PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2014

The 2014 Annual Meeting of Shareholders of Camden National Corporation will be held on Tuesday, April 29, 2014 at 3:00 p.m. local time, at Point Lookout Conference Center, 67 Atlantic Highway, Lincolnville, Maine 04849.
_______________________________________

Dear Shareholders:

This supplement provides updated and amended information with respect to the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Camden National Corporation (the “Company”). Except as amended or supplemented by the information contained in this supplement, all information set forth in the Notice of Annual Meeting and Proxy Statement dated March 12, 2014 (the “Proxy Statement”) remains accurate and should be considered in casting your vote by proxy or in person at the Annual Meeting.
The purpose of this supplement is to revise the list of nominees for election to the Company’s Board of Directors (the “Board”) as set forth in the Proxy Statement. On April 22, 2014, Robert J. Campbell resigned from the Board. He will not stand for reelection at the Annual Meeting. The Board has not nominated a replacement for Mr. Campbell for election at the Annual Meeting. The Board may reduce the number of directors to eliminate the vacancy, allow the vacancy to remain unfilled for some period of time or appoint a director to fill the vacancy in the future, in each case based on whether the Board believes that it has identified a candidate with the necessary skills, qualifications and experiences to serve on the Board.
If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote. It is not necessary for you to re-vote your stock if you have already voted or to obtain a new proxy card if you have not yet voted. Proxy cards already returned by shareholders will remain valid and stock represented thereby will be voted at the Annual Meeting in accordance with your instructions unless revoked.
This supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, except that Mr. Campbell will no longer be standing for election as a director. No votes received prior to or after the date of this supplement will be counted for the election of Mr. Campbell to the Board.
If you have already voted and would like to change your vote on any matter, you may revoke your proxy any time before it is voted at the Annual Meeting by:

•	Filing a written revocation of the proxy with the Secretary of the Company, John W. Holmes, Two Elm Street, Camden, Maine 04843;

•	Submitting a new signed proxy card bearing a later date or voting again by telephone or Internet (any earlier proxies will be revoked automatically); or

•
Attending and voting in person at the Annual Meeting, provided that you are the holder of record of your shares and have filed a written revocation of your grant of proxy with the Secretary of the Company as indicated above.

If you hold your shares in the name of a bank, broker, or other nominee, you will need to contact your nominee in order to revoke your proxy. If you hold your shares in “street name” through a broker or bank, you may only change your vote in person if you have a legal proxy in your name from Broadridge Financial Solutions or your bank or broker.
The Proxy Statement is available free of charge at http://www.camdennational.com.
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. YOU MAY ALSO VOTE BY TELEPHONE OR INTERNET BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD OR VOTING INSTRUCTION FORM.
Sincerely,

Karen W. Stanley
Chairman of the Board

Gregory A. Dufour
President and Chief Executive Officer

April 25, 2014